UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2007
Date of Report (Date of earliest event reported)

iPARTY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25507	76-0547750
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

270 Bridge Street, Suite 301, Dedham, Massachusetts	02026
(Address of principal executive offices)	(Zip Code)

(781) 329-3952
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The American Stock Exchange has adopted a rule that requires listed companies to be eligible for a direct registration system (“DRS”) by January 1, 2008. DRS refers to a system by which shares may be held in electronic, or book entry, form without the issuance of a physical stock certificate. At a regularly-scheduled meeting of the Board of Directors of iParty Corp. (the “Corporation”) held on December 5, 2007, the Board of Directors adopted amended Bylaws in order to make the Corporation’s common stock DRS-eligible. As amended, Article V of the Bylaws permits the Corporation to issue certificated or uncertificated shares. Previously, the Corporation’s Bylaws contemplated only certificated shares. While the common stock will become DRS-eligible, the Corporation will continue to utilize physical stock certificates.

The Corporation’s amended and restated Bylaws are filed herewith as Exhibit 3.1, and amended Article V thereof is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:
3.1	Amended and Restated Bylaws of iParty Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPARTY CORP

By:	/s/ SAL PERISANO
Sal Perisano
Chairman of the Board and
Chief Executive Officer

Dated:  December 10, 2007

EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION

3.1                                              Amended and Restated Bylaws of iParty Corp.